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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 10, 2006

                            VALENCE TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                       0-20028               77-0214673
(State or Other Jurisdiction of   (Commission File Number)     (IRS Employer
        Incorporation)                                       Identification No.)


                      12201 TECHNOLOGY BOULEVARD, SUITE 150
                               AUSTIN, TEXAS 78727
          (Address of Principal Executive Offices, Including Zip Code)

                                 (512) 527-2900
              (Registrant's Telephone Number, Including Area Code)

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             (Former Name or Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01         ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

     On July 10, 2006, Valence Technology, Inc. executed a promissory note in the amount of $2.0 million (the "Note") in favor of Berg & Berg Enterprises, LLC ("Berg & Berg"). Interest accrues quarterly on the Note at a compound rate of 8.0% or, if less, the maximum rate allowed by applicable law. At any time prior to the Note's maturity on August 10, 2006, Berg & Berg may convert the outstanding principal amount of the Note into shares of the Company's common stock at a conversion price equal to closing bid price of the Company's common stock on the trading day immediately prior to the conversion date, provided that the conversion price cannot be lower than $1.73, the closing bid price of the Company's common stock on July 7, 2006. The summary of the terms of the Note is qualified in its entirety by the text of the Note, a copy of which is attached to this Form 8-K as Exhibit 10.1.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.       DESCRIPTION

10.1 Promissory Note, dated July 10, 2006, executed by Valence Technology, Inc. in favor of Berg & Berg Enterprises, LLC



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         VALENCE TECHNOLOGY, INC.



Date:    July 10, 2006                   /s/ Thomas F. Mezger
                                        ----------------------------------------
                                        Name:    Thomas F. Mezger
                                        Title:   Chief Financial Officer and
                                                 Assistant Secretary